As filed with the Securities and Exchange Commission on February 1, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-211487

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-188731

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-184926

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-174260

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-151296

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-134161

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-102758

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-88846

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-67578

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-52700

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-65401

UNDER

THE SECURITIES ACT OF 1933

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Road, Suite 6000

Lafayette, Louisiana 70508

(Address of Principal Executive Offices) (Zip Code)

J. Bond Clement

PetroQuest Energy, Inc.

400 E. Kaliste Saloom Road, Suite 6000

Lafayette, Louisiana 70508

(337) 232-7028

(Name, Address and Telephone Number of Agent for Service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

(713) 226-6649

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by PetroQuest Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement (Form S-8 No. 333-211487), pertaining to the PetroQuest Energy, Inc. 2016 Long Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-188731), pertaining to the PetroQuest Energy, Inc. 2013 Incentive Plan;

•	Registration Statement (Form S-8 No. 333-184926), pertaining to the PetroQuest Energy, Inc. 2012 Employee Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-174260), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan (as amended and restated effective May 14, 2008);

•	Registration Statement (Form S-8 No. 333-151296), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan (as amended and restated effective May 14, 2008);

•	Registration Statement (Form S-8 No. 333-134161), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan (as amended and restated effective March 16, 2006);

•	Registration Statement (Form S-8 No. 333-102758), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan;

•	Registration Statement (Form S-8 No. 333-88846), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan;

•	Registration Statement (Form S-8 No. 333-67578), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan;

•	Registration Statement (Form S-8 No. 333-52700), pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan; and

•	Registration Statement (Form S-8 No. 333-65401), as amended, pertaining to the PetroQuest Energy, Inc. 1998 Incentive Plan.

On November 6, 2018, the Company and its subsidiaries, PetroQuest Energy, L.L.C., TDC Energy LLC, PetroQuest Oil & Gas, L.L.C, PQ Holdings LLC, Pittrans Inc. and Sea Harvester Energy Development, L.L.C., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Court for the Southern District of Texas, which cases are being jointly administered under the caption “In re PetroQuest Energy, Inc., et al” (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with any undertaking made by the Company in the Registration Statements to remove from registration, by the means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on February 1, 2019.

PETROQUEST ENERGY, INC.

By	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief
Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated below on February 1, 2019.

Signature	Title

/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ J. Bond Clement J. Bond Clement	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ J. Gerard Jolly J. Gerard Jolly	Director

/s/ W.J. Gordon, III W.J. Gordon, III	Director

/s/ Charles F. Mitchell, II, M.D. Charles F. Mitchell, II, M.D.	Director

/s/ E. Wayne Nordberg E. Wayne Nordberg	Director

/s/ William W. Rucks, IV William W. Rucks, IV	Director